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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                  May 15, 1998


                             The Caldor Corporation
             (Exact Name of Registrant as specified in its charter)


          Delaware                        1-10745                06-1282044
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
      incorporation)                                         Identification No.)

20 Glover Avenue, Norwalk, Connecticut                            06856-5620
(Address of principal executive offices)                          (Zip Code)

                                 (203) 846-1641
              (Registrant's telephone number, including area code)
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Item 2.     Acquisition or Disposition of Assets.

Revolving Credit and Guaranty Agreement.

      On May 15, 1998, the Registrant entered into and closed on a $450 milliion secured debtor-in-possession financing pursuant to a revolving credit and guaranty agreement (the "New DIP Facility") with BankBoston, N.A. ("BBNA"). In addition, Registrant has received a commitment (the "Commitment") from BBNA to provide the Company with separate exit financing (the "Exit Facility", and together with the New DIP Facility, the "New Facilities"). A portion of the proceeds of the New DIP Facility was used to repay in full the Company's outstanding obligations under the post-petition revolving credit and letter of credit facility with a bank group led by The Chase Manhattan Bank. In addition, the New DIP Facility will be used for the working capital and corporate purposes of the Company. The Exit Facility will be used to provide for the working capital and corporate purposes of the reorganized Company beyond the effective date of a plan of reorganization (the "Effective Date") as well as to repay in full the New DIP Facility. BBNA intends to syndicate part of the New Facilities to other financial institutions acceptable to the Company.

      The New DIP Facility will be replaced by the Exit Facility on the Effective Date provided that the plan of reorganization is not inconsistent with the Commitment and is otherwise reasonably satisfactory to BBNA and that all conditions precedent to confirmation of the plan have been met. Among other things, the plan must provide for repayment in full of the New DIP Facility, the Company must have a 12-month rolling EBITDAR on the closing date of the Exit Facility of not less than $60 million (EBITDAR for the 1997 fiscal year was $53.7 million), and the Company's borrowing availability under the Exit Facility on the closing date thereof must exceed certain specified minimum levels.

      The New DIP Facility will terminate on the earlier of (i) the Effective Date or (ii) 18 months after the closing date for the New DIP Facility. The Exit Facility will terminate on May 15, 2002.

      The Company's maximum borrowing under the New DIP Facility may not exceed the lesser of (a) the sum of (i) 72% of the cost value of the Company's Eligible Inventory and, without duplication, Eligible Letter of Credit Inventory and Eligible In Transit Inventory (ii) 72% of (a) the then cost value of Eligible FOB Inventory multiplied by (b) 80%; (iii) 80% of the Company's Eligible Accounts Receivable; (iv) the Overadvance Amount, if applicable (as such terms are defined in the New DIP Facility) and (v) the lesser of (A) $45 million and
(B) under certain circumstances, 70% of the agreed upon value of the Company's leasehold interests in real estate and (b) $450 million. The Company's maximum borrowing under the Exit Facility
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may not exceed the lesser of (a) the sum of (i) 75% (73% for the fiscal months of January and February of each year) of the cost value of the Company's Eligible Inventory, and, without duplication, Eligible Letter of Credit Inventory, Eligible In Transit Inventory and Eligible FOB Inventory minus applicable Reserves, (ii) 80% of the Company's Eligible Accounts Receivable minus applicable Reserves (as such terms are defined in the New DIP Facility) and (iii) the lesser of (A) $40 million and (B) under certain circumstances, 60% of the agreed upon value of the Company's leasehold interests in real estate and
(b) $450 million.

      The New Facilities have a sublimit of $150 million for the issuance of letters of credit. The New Facilities also contain restrictive covenants, including, among other things, limitations on the creation of additional liens and indebtedness, capital leases and annual rents, the sale of assets, and the maintenance of minimum EBITDAR the maintenance of ratio of accounts payable to inventory levels, and a prohibition on the payment of dividends.

      Advances under the New Facilities will bear interest, at the Company's option, at BBNA's Alternate Base Rate per annum or the Eurodollar Applicable Margin (i.e., the fully reserved adjusted Eurodollar Rate plus 2.25% or 2.75% during any period that the Company is utilizing the Overadvance Rate) for periods of one, two and three months. The Eurodollar Applicable Margin is subject to reduction by up to 0.50% if the Company achieves certain specified EBITDAR levels.

      Under the New Facilities, the Company will pay an unused line fee of 0.25% per annum on the unused portion thereof, a letter of credit fee equal to 1.50% per annum of average outstanding letters of credit and certain other fees. In connection with the receipt of the Commitment and the closing of the New DIP Facility, the Company paid fees to BBNA of approximately $5.6 million. The Company will also pay BBNA an annual agency fee of $150,000.

      Obligations of the Company under the New DIP Facility have been granted
(i) superpriority administrative claim status pursuant to section 364 (c) (1) of the Bankruptcy Code, subject only to an exclusion for certain administrative and professional fees and (ii) secured perfected first priority security interests in and liens upon all assets of the Company. Obligations of the Company under the Exit Facility will be granted secured perfected first priority security interests in and liens upon all assets of the Company.

This summary does not purport to be complete and is qualified in its entirety by reference to the New DIP Facility, a copy of which is attached hereto as Exhibit 99.1.
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Item 7:     Financial Statements, Pro Forma
            Financial Information and Exhibits

(c)   Exhibits:

      Exhibit Number                         Description
      --------------                         -----------

           99.1 Revolving Credit and Guaranty Agreement dated as of May 15, 1998 among The Caldor Corporation ("Caldor"), as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto (the "Lenders"), BankBoston, N.A. ("BBNA"), as Administrative Agent and as Issuing Bank, and BankBoston Retail Finance, Inc. ("BB Retail Finance"), as Managing Agent and as Collateral Agent.

           99.2 Security Agreement dated as of May 15, 1998 among Caldor and certain of its subsidiaries, as grantors, and BB Retail Finance, for itself and as collateral agent for BBNA, as Administrative Agent and Issuing Bank, the Managing Agent and the Lenders.

           99.3 Trademark Security Agreement dated as of May 15, 1998 between Caldor and BB Retail Finance, as collateral agent and as managing agent for BBNA, individually and as Administrative Agent and Issuing Bank, and the Lenders.



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                                   Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          The Caldor Corporation
                                          (Registrant)


Date: May 28, 1998                        By:   /s/ Bennett S. Gross
                                                ----------------------
                                                Bennett S. Gross
                                                Senior Vice President-
                                                General Counsel
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EXHIBIT INDEX

Exhibit Number                                Description
--------------                                -----------

     99.1 Revolving Credit and Guaranty Agreement dated as of May 15, 1998 among The Caldor Corporation ("Caldor"), as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto (the "Lenders"), BankBoston, N.A. ("BBNA"), as Administrative Agent and as Issuing Bank, and BankBoston Retail Finance, Inc. ("BB Retail Finance"), as Managing Agent and as Collateral Agent.

     99.2 Security Agreement dated as of May 15, 1998 among Caldor and certain of its subsidiaries, as grantors, and BB Retail Finance, for itself and as collateral agent for BBNA, as Administrative Agent and Issuing Bank, the Managing Agent and the Lenders.

     99.3 Trademark Security Agreement dated as of May 15, 1998 between Caldor and BB Retail Finance, as collateral agent and as managing agent for BBNA, individually and as Administrative Agent and Issuing Bank, and the Lenders.